Exhibit 107.1

CALCULATION OF FILING FEE TABLES

Form S-8

Registration Statement Under

The Securities Act Of 1933

(Form Type)

Reata Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1 – Newly Registered Securities
Security Type	Security Class Title	Fee Calculation Rule (3)	Amount Registered	Proposed Maximum Offering Price Per Share (2)	Maximum Aggregate Offering Price (3)	Fee Rate	Amount of Registration Fee
Equity	Class A common stock, par value $0.001 per share	Rules 457(c) and 457(h)	500,000 (1)	$24.84	$12,420,000	$110.20 per $1,000,000	$1,368.69
Total Offering Amounts							$1,368.69
Total Fee Offsets							—
Net Fee Due							$1,368.69
(1)
The Form S-8 registration statement to which this Exhibit 107.1 is attached (the “Registration Statement”) registers 500,000 shares of Class A common stock, par value $0.001 per share (the “Stock”), of Reata Pharmaceuticals, Inc., a Delaware corporation (the “Company”), that may be delivered with respect to awards under the Reata Pharmaceuticals, Inc. 2022 Employee Stock Purchase Plan (as amended from time to time, the “Plan”), which shares consist of shares of Stock reserved and available for delivery with respect to awards under the Plan and additional shares of Stock that may again become available for delivery with respect to awards under the Plan pursuant to the share counting, share recycling and other terms and conditions of the Plan. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), the Registration Statement shall be deemed to cover an indeterminate number of additional shares of Stock that may become issuable pursuant to the adjustment or anti-dilution provisions of the Plan.
(2)
The proposed maximum offering price per share and maximum aggregate offering price for the shares of Stock covered by this Registration Statement have been estimated solely for purposes of calculating the registration fee in accordance with Rules 457(c) and 457(h) under the Securities Act, using the average of the high and low prices per share of Stock as reported on the Nasdaq Capital Market on September 28, 2022.